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                                                                       EXHIBIT I

                       CONSENT OF INDEPENDENT ACCOUNTANTS

ADT SECURITY SYSTEMS, INC.
   PROFIT SHARING AND SAVINGS PLAN:



WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT OF ADT SECURITY SYSTEMS, INC. PROFIT SHARING AND SAVINGS PLAN ON FORM S-8 (FILE NO. 33-26970) OF OUR REPORT DATED JUNE 7, 1996, ON OUR AUDITS OF THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES OF ADT SECURITY SYSTEMS, INC. PROFIT SHARING AND SAVINGS PLAN AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994, WHICH REPORT IS INCLUDED IN THIS ANNUAL REPORT ON FORM 11-K.




/s/ Coopers & Lybrand, L.L.P.
NEW YORK, NEW YORK
JUNE 28, 1996